UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2006 (July 7, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Private Business, Inc.
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02. Unregistered Sales of Equity Securities.
     In accordance with the procedure described in its Current Report on Form 8-K filed with the SEC on January 26, 2006, Goldleaf Financial Solutions, Inc. (the “Company”), on July 7, 2006, issued 525.3125 shares of Series A Preferred Stock and warrants to purchase 397,964 shares of Goldleaf Financial Solutions, Inc. Common Stock at an exercise price of $1.32 per share to Lightyear PBI Holdings, LLC (“Lightyear”). These shares and warrants were issued in lieu of $525,312.50 in cash dividends that became due on the Series A Preferred Stock on July 1, 2006. Also on July 7, 2006, the Company also issued 667.3973 shares of Series C Preferred Stock to Lightyear. These shares were issued in lieu of $556,164.40 in cash dividends that became due on the Series C Preferred Stock on July 1, 2006. The effective date for each of these issuances is July 1, 2006. The shares and warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), the Company relied on representations from Lightyear that it was an accredited investor as defined under Rule 501(a) of Regulation D under the Securities Act; that Lightyear was acquiring the securities for investment purposes and not with a view to distribution; and that the securities would bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: July 7, 2006